NEWS RELEASE                            Exhibit 99.1

CONTACT:

Bob Aronson
Director of Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES FOURTH QUARTER RESULTS RELEASE DATE AND CONFERENCE CALL INFORMATION

HOUSTON, TX, March 11, 2002 - Stage Stores, Inc. (NASDAQ: STGS) announced today that it will release fourth quarter 2001 results on Thursday, March 14, 2002, before the market opens. The Company also announced that it will hold a conference call at 11:00 a.m. Eastern Time on the same day to discuss the fourth quarter's results.

Individual investors and other interested parties can listen to a live webcast of the Company's conference call by logging on to the companyboardroom website, while institutional investors, who are members, can access the call through the streetevents website. A replay will be available online at each web site until midnight on March 21, 2002.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the south central United States. The Company currently operates 342 stores in 13 states under the Stage, Bealls and Palais Royal names.

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